Exhibit 10.1

Licensing Agreement

THIS AGREEMENT is signed on the 26th day of February , 2016

BETWEEN:

OGL HOLDINGS LTD. ("OGL") is a public reporting company incorporated under the law of Delaware , USA and having its US office at 215 Apolena Avenue, Newport Beach, California 92662

AND

Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. (“Jiangsu OGL “) a company formed under the laws of China and having its head office located at Shan Shui Commercial Building 24 Floor, Xuyi County, Jiangsu Province Huai River Town 57, China

RECITALS

WHEREAS OGL is looking to build an Organic Exhibition Garden and a Eco-Agricultural Tourism Theme Park in China . They are going to bring in the Technology from Agri-Food & Veterinary Authority of Singapore ( AVA) to build High-Tech Smart Greenhouses for organic plant cultivation ; and

WHEREAS Jiangsu OGL has the business license to operate farming , buy and sell agriculture produce , food processing , permits to build resort units in tourism theme park ; and

WHEREAS Jiangsu OGL has a leasing agreement for 7020 Acres of Farmland with Jiangsu Provincial Government for 50 years with the annual leasing cost of $800 RMB per acres = $800 RMBx 7020 acres = $ 5,616,000 RMB ( or $860,000 USD) ; and

WHEREAS Jiangsu OGL has a 49,136 sq meters Organic Exhibition Garden and is open to the public for an entrance fee of approximately USD$8 where visitors can view and experience the greenhouses, plants and purchase fresh produce

NOW THEREFORE, in consideration of the mutual covenants and future development in the Agriculture Industry . Both Parties agree to cooperate on the following terms and conditions :

1.	OGL has an exclusive right to use Jiangsu OGL’s business license to operate and develop the agriculture business in Jiangsu, China upon signing this agreement .

2.	OGL has exclusive rights to build and develop a 3000 Acre Eco-Agricultural Tourism Theme Park on the 7023 Acres of Farmland

3.	OGL will pay $100,000 licensing fees to Jiangsu OGL for the Organic Exhibition Garden annually. The revenue will start by April 1st , 2016. The first licensing fee will be due by March 31, 2017.

4.	OGL will pay an aggregate value of $6,499,000 to the following parties : 1. Jiangsu OGL’s major partner (OGL Group Pte Ltd ) $1,000,000 in cash by Sept 30, 2016 and 2. issue 1.222,000 shares ( calculated at $4.50 per share )of the Company’s common stock to 38 Jiangsu OGL existing shareholders ..

The following is the list of the 38 new shareholders to receive 1,222,000 common stock from OGL Holdings Ltd.

PAN LING ER	1000
MENG QIONG	10000
TANG JI LIANG	20000
CHENG MIN QIANG	10000
ZHU XU	5000
ZHANG XIA	5000
ZNEG XIU ZHU	10000
DENG LI NA	1000
LI YAN ZHEN	30000
QI XIAN CHEN	4000
SI NA	20000
HU JIN	3000
RUI HONG QUAN	10000
PENG XING	5000
LIM ING HUEY	300000
CHENG JIE	60000
KELVIN LIM CHING SONG	50000
LIN FU IC	5000
LOW SOW KUAN	55000
NG CHONG BIN	5000
OHG GWEK NEOH	100000
YEO LAY YAN	50000
ANG TUAN CHAI	50000
LUO YUN	5000
NG LOO HOE	50000
PU MUI PANG	50000
TOH ENG WAH	50000
CHENG CHUAN	210000
HUANG HAI TAO	10000
SIEW BENG YIU	20000
TIAN QING	5000
WANG JUN LI	5000
YU KAI JIE	1000
ZHU TAO	1000
GUO QING ZONG	1000
ZHONG XIU JUAN	1000
LIANG ZHI YUN	2000
LIN LI	2000

In Witness Whereof, this Cooperative Agreement is duly executed by the duly authorized representatives of the parties as set forth below.

   Mr. Lim Kun Lim

Chairman , OGL Holdings Ltd.

Ms. Tian Chunzhi

CEO, Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd..